CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147452) of E. I. du Pont de Nemours and Company of our report dated June 29, 2009 relating to the financial statements of Pioneer Hi-Bred International, Inc. Savings Plan, which appears in this Form 11-K.
/S/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
June 29, 2009